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                                                                      EXHIBIT 11

                          ELITE INFORMATION GROUP, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)
                                   (Unaudited)

                                                           Three months ended
                                                         -----------------------
                                                         March 31,      March 31,
                                                           2000            1999
                                                         ----------   ----------
Net income from continuing operations                     $     437   $      67
Loss from discontinued operations                                           (49)
                                                          ---------   ---------
Net income                                                $     437   $      18
                                                          =========   =========
Basic earnings per share:
    Weighted average common shares outstanding                8,492       8,261
                                                          =========   =========
    Net income from continuing operations                 $    0.05   $    0.01
    Loss from discontinued operations                                     (0.01)
                                                          ---------   ---------
    Net income per common share                           $    0.05   $    0.00
                                                          =========   =========
Diluted earnings per share:
    Weighted average common shares outstanding                8,492       8,261
    Addition from assumed exercise of stock options             261         139
                                                          ---------   ---------
    Weighted average common and common equivalent
        shares outstanding                                    8,753       8,400
                                                          =========   =========

    Net income from continuing operations                 $    0.05   $    0.01
    Loss from discontinued operations                                     (0.01)
                                                          ---------   ---------
    Net income per common and common equivalent share     $    0.05   $    0.00
                                                          =========   =========


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